UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2012
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. – Financial Information

Item 2.02.	Results of Operations and Financial Condition.
On July 19, 2012, the registrant, Kemper Corporation (the "Company"), issued a press release announcing that the Company estimates second quarter earnings will include approximately $55 million in pre-tax catastrophe losses. The press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. For purposes of this Item 2.02, the information contained herein and the press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.
Section 8. - Other Events.

Item 8.01.	Other Events.
In the press release attached hereto as Exhibit 99.1, the Company also announced that it is reviewing strategic options for Kemper Direct, and that the segment will cease direct marketing activities. The Company also announced in the press release that it had scheduled a conference call for August 7, 2012 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss its second quarter 2012 financial results and the strategic changes underway.
Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Kemper Corporation press release dated July 19, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	July 19, 2012	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer